Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2009 Fourth Quarter and Full Year Results

IRVINE, CALIFORNIA, February 3, 2010.  Standard Pacific Corp. (NYSE:SPF) today announced operating results for its fourth quarter ended December 31, 2009.  Homebuilding revenues for the quarter were $339.8 million, down 10% from $376.4 million for the fourth quarter of last year.  The Company generated net income of $82.7 million, or $0.31 per diluted share, for the 2009 fourth quarter compared to a net loss of $397.8 million, or $1.65 per diluted share, for the year earlier period.  Net income for the 2009 fourth quarter included an income tax benefit of $94.1 million related to recently enacted tax legislation that extended the carryback of net operating losses from two years to five years.  The 2009 fourth quarter results included asset impairment charges of $11.2 million versus $443.6 million in the prior year quarter and also included $5.1 million in debt refinancing and other restructuring charges.  Excluding asset impairment and restructuring charges and the tax benefit, the Company generated net income of $4.0 million* during the 2009 fourth quarter.

Homebuilding revenues for the year ended December 31, 2009 were $1.17 billion versus $1.54 billion in the prior year.  The Company generated a net loss of $13.8 million, or $0.06 per diluted share, for 2009, compared to a net loss of $1.23 billion, or $9.14 per diluted share, for 2008.

The Company’s average home price for the fourth quarter was up 5% to $318,000 versus $302,000 for the 2009 third quarter and down 3% from the prior year quarter.  On a same plan community basis, which adjusts for shifts in product mix, the fourth quarter average home price was up 1% over the 2009 third quarter and down 5% versus the 2008 fourth quarter.  Gross margin from home sales for the fourth quarter was 18.1% versus 18.6% for the 2009 third quarter and, excluding impairments, was 20.3%* versus 18.6%* for the same periods.

The Company generated $100.9 million of cash flows from operations during the 2009 fourth quarter which included $39.3 million of proceeds from land sales and $35.3 million in land purchases.  For the full year 2009, the Company generated $411.1 million of cash flows from operations and ended the year with $602.2 million of homebuilding cash (including $15.1 million of restricted cash).  Excluding land purchases and proceeds from land sales, cash flows from operations for the year ended December 31, 2009 were $372.1 million*.  In addition, the Company expects to receive a $103 million federal tax refund during the 2010 first quarter.

The Company reduced the principal amount of its homebuilding debt during 2009 by $322 million, from $1.51 billion to $1.19 billion.  Homebuilding debt due before 2013 declined from $838 million to $239 million, and the Company ended the year with an adjusted net homebuilding debt to total adjusted book capital ratio of 56.0%* versus 67.8%* as of December 31, 2008.  Unconsolidated joint venture recourse debt was reduced by $135.1 million during the year, bringing total joint venture recourse debt to $38.8 million as of December 31, 2009.

Ken Campbell, the Company’s President and CEO stated, “We are pleased with our fourth quarter results, particularly with the improvement in our gross margin and average selling price as compared to the 2009 third quarter, as well as with the significant level of cash generation we achieved.  Notwithstanding the challenging economic and housing market conditions that exist, we look ahead to 2010 with the goals of returning to profitability and rebuilding our land portfolio.”

Mr. Campbell continued, “With over $600 million of cash, an anticipated tax refund in excess of $100 million and our ability to generate cash flows from operations, we believe we are well positioned to support our growth prospects and to withstand a further decline if the market takes longer to recover.”

Homebuilding Operations

The Company’s homebuilding pretax loss of $14.2 million for the 2009 fourth quarter included $11.2 million of asset impairment charges, $3.5 million of loss on early extinguishment of debt and $1.6 million in restructuring charges.  The decrease in quarterly pretax loss from $445.5 million in the 2008 fourth quarter was primarily the result of a $432.4 million decrease in impairment charges and a $20.6 million decrease in the Company’s selling, general and administrative (“SG&A”) expenses.  These improvements were partially offset by a $5.6 million increase in non-capitalized interest expense from $6.4 million to $12.0 million.

Revenues and Average Selling Price

Homebuilding revenues decreased 10% from the 2008 fourth quarter to $339.8 million during the 2009 fourth quarter primarily due to an 18% decrease in new home deliveries to 943 homes (exclusive of joint ventures) and a 3% decline in consolidated average home price to $318,000.  These decreases were offset in part by a $39.2 million increase in land sale revenues as compared to the 2008 fourth quarter.  The 2009 fourth quarter land sale revenues included $34.8 million attributable to the bulk sale of a finished podium project in Southern California, which resulted in a $2.9 million loss that was included in cost of land sales as an inventory impairment charge.

The year over year decrease in the fourth quarter average home price was primarily due to general price declines offset in part by a slight mix shift to more California deliveries.  The Company’s 2009 fourth quarter average home price increased 5% to $318,000 as compared to $302,000 for the 2009 third quarter.  The increase was primarily due to a greater distribution of homes delivered within California during the fourth quarter at higher average home prices.

Gross Margin

The Company’s homebuilding gross margin (including land sales) for the 2009 fourth quarter was 15.3% compared to a negative 78.6% in the prior year quarter.  The 2009 fourth quarter gross margin included $10.9 million in inventory impairment charges, of which $6.6 million was included in cost of home sales related to one Southern California project and $4.3 million was included in cost of land sales related to a parcel of land in Florida and the sale of a Southern California podium project.  Excluding land sales and the inventory impairment charges, the Company’s 2009 fourth quarter gross margin from home sales was 20.3%* versus 21.6%* for the 2008 fourth quarter and 18.6%* for the 2009 third quarter.  The Company’s 2008 fourth quarter gross margin from home sales benefited from a $10.7 million reduction in its warranty accrual.  The 170 basis point improvement in the 2009 fourth quarter gross margin from homes sales as compared to the 2009 third quarter was largely the result of a larger mix of California deliveries in the 2009 fourth quarter, lower direct construction costs and, to a lesser extent, price increases primarily in California.  Adjusted gross margins from homes sales excluding impairments and previously capitalized interest included in cost of home sales for the 2009 fourth quarter was 26.9%* versus 24.3%* for the 2009 third quarter.

SG&A

The Company’s 2009 fourth quarter SG&A expenses (including Corporate G&A) decreased $20.6 million, from $70.0 million to $49.4 million, or 29%, from the year earlier period resulting in an SG&A rate of 14.5% versus 18.6% for the prior year period.  The Company’s 2009 fourth quarter SG&A expenses included approximately $1.0 million in restructuring charges related primarily to severance and lease terminations versus $13.8 million in the prior year quarter.  Excluding land sale revenues and restructuring charges, the Company’s 2009 fourth quarter SG&A rate was 16.1%* compared to 15.0%* in the 2008 fourth quarter.  The higher SG&A rate was primarily due to a $7.0 million expense recorded during the 2009 fourth quarter related to incentive compensation (of which $4.1 million represented stock-based compensation).  The 2008 fourth quarter SG&A rate benefited from the reversal of $9.5 million of incentive compensation expense.  Adjusting the SG&A rate further to exclude the impact of compensation expense related to annual bonuses for these periods, our SG&A rate would have been 13.8%* for the 2009 fourth quarter versus 17.5%* for the year earlier period.  The 2009 fourth quarter also included the amortization of $1.5 million in other stock-based compensation expense versus $778,000 in the year earlier period.

Net New Orders and Backlog

Net new orders (excluding joint ventures and discontinued operations) for the 2009 fourth quarter increased 1% from the 2008 fourth quarter to 547 new homes on a 28% decrease in the number of average active selling communities from 172 in the 2008 fourth quarter to 124 for the 2009 fourth quarter.  The Company’s monthly sales absorption rate for the 2009 fourth quarter was 1.5 per community, up from the prior year fourth quarter rate of 1.0 per community, but down from 2.2 per community for the 2009 third quarter.  The Company’s cancellation rate for the three months ended December 31, 2009 was 21%, down from 33% for the 2008 fourth quarter, but up from 15% for the 2009 third quarter.  The Company’s cancellation rate as a percentage of beginning backlog was 15% for the 2009 fourth quarter, compared to 21% in the year earlier period and 17% in the 2009 third quarter.

The dollar value of the Company’s backlog (excluding joint ventures) increased 7% to $207.9 million, or 599 homes, as compared to the 2008 fourth quarter value, but was down 37% from the 2009 third quarter backlog value.

 Earnings Conference Call

A conference call to discuss the Company’s 2009 fourth quarter will be held at 1:00 p.m. Eastern Time Thursday, February 4, 2010.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://standardpacifichomes.com/ir.  The call will also be accessible via telephone by dialing (888) 599-4883 (domestic) or (913) 312-1475 (international); Passcode: 8400892.  The entire audio transmission with the synchronized slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 8400892.

About Standard Pacific

Standard Pacific, one of the nation’s largest homebuilders, has built more than 110,000 homes during its 44-year history.  The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers.  Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado and Nevada.  For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to our ability to rebuild our land portfolio; statements regarding trends in new home orders, deliveries, average home price and backlog; anticipated cash flows and future profitability; the sufficiency of our liquidity to support growth and to withstand further market declines; an expected tax refund; the value of our deferred tax asset; and the future condition of the housing market.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions of terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our credit agreements, public notes, and private term loans and our ability to comply with their covenants and repay such debt as it comes due; a negative change in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
John Stephens, SVP & CFO (949) 789-1641, jstephens@stanpac.com

*Please see “Reconciliation of Non-GAAP Financial Measures” on page 10.

###
(Note: Tables follow)

KEY STATISTICS AND FINANCIAL DATA**

Operating Data

	As of or For the Three Months Ended
			% or		% or
	December 31,	December 31,	Percentage	September 30,	Percentage
	2009	2008	Change	2009	Change
	(Dollars in thousands, except average selling price)

Deliveries (1)	943	1,146	(18%)	893	6%
Average selling price (1)	$318,000	$328,000	(3%)	$302,000	5%
Homebuilding revenues	$339,779	$376,399	(10%)	$327,411	4%
Gross margin %	15.3%	(78.6%)	93.9%	13.0%	2.3%
Gross margin % from home sales (excluding impairments)*	20.3%	21.6%	(1.3%)	18.6%	1.7%
Impairments and write-offs	$11,192	$443,646	(97%)	$7,814	43%
Restructuring charges	$1,637	$17,563	(91%)	$1,315	24%
SG&A %	14.5%	18.6%	(4.1%)	13.3%	1.2%
SG&A % (excluding restructuring charges and land sales)*	16.1%	15.0%	1.1%	15.6%	0.5%

Net new orders (1)	547	539	1%	893	(39%)
Average active selling communities (1)	124	172	(28%)	134	(7%)
Monthly sales absorption rate per community (1)	1.5	1.0	50%	2.2	(32%)
Cancellation rate (1)	21%	33%	(12%)	15%	6%
Backlog (homes) (1)	599	642	(7%)	995	(40%)
Backlog (dollar value) (1)	$207,887	$193,440	7%	$329,661	(37%)

Cash flows (uses) from operating activities	$100,901	$65,188	55%	$112,572	(10%)
Cash flows (uses) from investing activities	$(6,432)	$(27,999)	(77%)	$(9,241)	(30%)
Cash flows (uses) from financing activities	$(28,915)	$(123,985)	(77%)	$(147,732)	(80%)
Land purchases (excl. JV unwinds)	$35,256	$27,847	27%	$21,595	63%
Land sale proceeds	$39,273	$1,405	2,695%	$56,273	(30%)
Adjusted Homebuilding EBITDA (2)	$49,471	$38,607	28%	$31,749	56%
Homebuilding interest incurred	$26,566	$25,760	3%	$26,218	1%
Homebuilding interest capitalized to inventories owned	$13,901	$18,464	(25%)	$12,836	8%
Homebuilding interest capitalized to investments in
unconsolidated joint ventures	$616	$854	(28%)	$749	(18%)

	For the Year Ended
			% or
	December 31,	December 31,	Percentage
	2009	2008	Change
	(Dollars in thousands, except average selling price)

Deliveries (1)	3,465	4,607	(25%)
Average selling price (1)	$306,000	$330,000	(7%)
Homebuilding revenues	$1,166,397	$1,535,616	(24%)
Gross margin %	12.2%	(45.4%)	57.6%
Gross margin % from home sales (excluding impairments)*	18.8%	15.9%	2.9%
Impairments and write-offs	$71,081	$1,153,530	(94%)
Restructuring charges	$22,575	$25,143	(10%)
SG&A %	16.4%	19.9%	(3.5%)
SG&A % (excluding restructuring charges and land sales)*	16.3%	18.8%	(2.5%)

Net new orders (1)	3,343	3,946	(15%)
Monthly sales absorption rate per community (1)	2.0	1.7	18%
Cancellation rate (1)	18%	26%	(8%)
Average active selling communities (1)	140	192	(27%)

Cash flows (uses) from operating activities	$411,066	$263,151	56%
Cash flows (uses) from investing activities	$(27,301)	$(11,579)	136%
Cash flows (uses) from financing activities	$(414,051)	$142,712	(390%)
Land purchases (excl. JV unwinds)	$64,804	$146,967	(56%)
Land sale proceeds	$103,770	$15,709	561%
Adjusted Homebuilding EBITDA (2)	$116,252	$43,885	165%

KEY STATISTICS AND FINANCIAL DATA (Continued)**

Balance Sheet Data

	As of
	December 31, 2009	September 30, 2009	% or Percentage Change	December 31, 2008	% or Percentage Change
	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$602,222	$806,766	(25%)	$626,379	(4%)
Inventories owned	$986,322	$1,074,153	(8%)	$1,262,521	(22%)
Building sites owned or controlled	19,191	20,020	(4%)	24,136	(20%)
Homes under construction (1)	934	1,106	(16%)	1,326	(30%)
Completed specs (excluding podium projects) (1)	233	163	43%	589	(60%)
Completed specs - podium projects (1)	49	193	(75%)	-	-
Deferred tax asset valuation allowance	$534,596	$691,464	(23%)	$654,107	(18%)
Homebuilding debt	$1,156,726	$1,451,336	(20%)	$1,486,437	(22%)
Joint venture recourse debt	$38,835	$45,189	(14%)	$173,894	(78%)
Stockholders' equity	$435,798	$349,591	25%	$407,941	7%
Stockholders' equity per share (including if-converted preferred stock) (3)	$1.75	$1.40	25%	$1.70	3%
Total debt to book capitalization (4)	73.4%	81.0%	(7.6%)	79.2%	(5.8%)
Adjusted net homebuilding debt to total adjusted book capitalization*	56.0%	64.8%	(8.8%)	67.8%	(11.8%)

 *Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 10.
**Please see “Notes to Key Statistics and Financial Data” beginning on page 12.

STANDARD PACIFIC CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(2008 as Adjusted(1))

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$300,190	$376,032	$1,060,502	$1,521,640
Land sale revenues	39,589	367	105,895	13,976
Total revenues	339,779	376,399	1,166,397	1,535,616
Cost of home sales	(245,847)	(645,104)	(907,058)	(2,107,758)
Cost of land sales	(41,939)	(27,082)	(117,517)	(124,786)
Total cost of sales	(287,786)	(672,186)	(1,024,575)	(2,232,544)
Gross margin	51,993	(295,787)	141,822	(696,928)
Gross margin %	15.3%	(78.6%)	12.2%	(45.4%)
Selling, general and administrative expenses	(49,388)	(70,007)	(191,488)	(305,480)
Loss from unconsolidated joint ventures	(268)	(21,407)	(4,717)	(151,729)
Interest expense	(12,049)	(6,442)	(47,458)	(10,380)
Loss on early extinguishment of debt	(3,474)	(4,356)	(6,931)	(15,695)
Other income (expense)	(987)	(47,483)	(2,296)	(57,628)
Homebuilding pretax loss	(14,173)	(445,482)	(111,068)	(1,237,840)
Financial Services:
Revenues	3,050	2,690	13,145	13,587
Expenses	(2,808)	(2,596)	(11,817)	(13,659)
Income from unconsolidated joint ventures	-	195	119	854
Other income	31	106	139	234
Financial services pretax income	273	395	1,586	1,016
Loss from continuing operations before income taxes	(13,900)	(445,087)	(109,482)	(1,236,824)
Benefit for income taxes	96,563	47,525	96,265	5,495
Income (loss) from continuing operations	82,663	(397,562)	(13,217)	(1,231,329)
Loss from discontinued operations, net of income taxes	-	(281)	(569)	(2,286)
Net income (loss)	82,663	(397,843)	(13,786)	(1,233,615)
Less: Net (income) loss allocated to preferred stockholders	(49,060)	244,518	8,371	489,229
Net income (loss) available to common stockholders	$33,603	$(153,325)	$(5,415)	$(744,386)

Basic earnings (loss) per common share:
Continuing operations	$0.33	$(1.65)	$(0.06)	$(9.12)
Discontinued operations	-	-	-	(0.02)
Basic earnings (loss) per common share	$0.33	$(1.65)	$(0.06)	$(9.14)

Diluted earnings (loss) per common share:
Continuing operations	$0.31	$(1.65)	$(0.06)	$(9.12)
Discontinued operations	-	-	-	(0.02)
Diluted earnings (loss) per common share	$0.31	$(1.65)	$(0.06)	$(9.14)

Weighted average common shares outstanding:
Basic	101,239,928	92,686,226	95,623,851	81,439,248
Diluted	109,348,514	92,686,226	95,623,851	81,439,248

Weighted average if-converted preferred shares outstanding	147,812,786	147,812,786	147,812,786	53,523,829

(1)	Certain 2008 amounts have been retroactively adjusted to reflect the adoption of certain provisions of ASC Topic 470, “Debt.”

STANDARD PACIFIC CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(2008 as Adjusted(1))

	December 31,
	2009	2008
ASSETS	(unaudited)
Homebuilding:
Cash and equivalents	$587,152	$622,157
Restricted cash	15,070	4,222
Trade and other receivables	12,676	21,008
Inventories:
Owned	986,322	1,262,521
Not owned	11,770	42,742
Investments in unconsolidated joint ventures	40,415	50,468
Deferred income taxes	9,431	14,122
Other assets	131,086	145,567
	1,793,922	2,162,807
Financial Services:
Cash and equivalents	8,407	3,681
Restricted cash	3,195	4,295
Mortgage loans held for sale	41,048	63,960
Mortgage loans held for investment	10,818	11,736
Other assets	3,621	4,792
	67,089	88,464
Assets of discontinued operations	-	1,217
Total Assets	$1,861,011	$2,252,488

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$22,702	$40,225
Accrued liabilities	196,135	216,418
Liabilities from inventories not owned	3,713	24,929
Revolving credit facility	-	47,500
Secured project debt and other notes payable	59,531	111,214
Senior notes payable	993,018	1,204,501
Senior subordinated notes payable	104,177	123,222
	1,379,276	1,768,009
Financial Services:
Accounts payable and other liabilities	1,436	3,657
Mortgage credit facilities	40,995	63,655
	42,431	67,312
Liabilities of discontinued operations	-	1,331
Total Liabilities	1,421,707	1,836,652

Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; 450,829 shares issued and outstanding at
December 31, 2009 and 2008, respectively	5	5
Common stock, $0.01 par value; 600,000,000 shares authorized; 105,293,180 and 100,624,350 shares
issued and outstanding at December 31, 2009 and 2008, respectively	1,053	1,006
Additional paid-in capital	1,030,664	996,492
Accumulated deficit	(580,628)	(566,842)
Accumulated other comprehensive loss, net of tax	(15,296)	(22,720)
Total Stockholders' Equity	435,798	407,941
Noncontrolling Interests	3,506	7,895
Total Equity	439,304	415,836
Total Liabilities and Equity	$1,861,011	$2,252,488

(1)	Certain 2008 amounts have been retroactively adjusted to reflect the adoption of certain provisions of ASC Topic 470, “Debt.”

REGIONAL OPERATING DATA

	Three Months Ended December 31,				Year Ended December 31,
	2009		2008		2009		2008
	Homes	Avg. Selling Price	Homes	Avg. Selling Price	Homes	Avg. Selling Price	Homes	Avg. Selling Price
New homes delivered:
California	396	$447,000	460	$464,000	1,344	$434,000	1,668	$475,000
Arizona	94	211,000	104	208,000	303	211,000	540	228,000
Texas (1)	91	293,000	157	282,000	419	282,000	677	280,000
Colorado	34	305,000	49	312,000	147	305,000	229	348,000
Nevada	2	222,000	7	261,000	15	225,000	62	285,000
Florida	194	192,000	237	203,000	797	190,000	883	209,000
Carolinas	132	218,000	132	238,000	440	218,000	548	246,000
Consolidated total	943	318,000	1,146	328,000	3,465	306,000	4,607	330,000
Unconsolidated joint ventures	20	486,000	48	587,000	112	517,000	270	525,000
Discontinued operations	-	-	1	260,000	4	201,000	148	175,000
Total (including joint ventures)	963	$322,000	1,195	$338,000	3,581	$313,000	5,025	$336,000

	Three Months Ended December 31,					Year Ended December 31,
	2009		2008			2009		2008
	Homes	Avg. Selling Communities	Homes	Avg. Selling Communities	% Change Same Store	Homes	Avg. Selling Communities	Homes	Avg. Selling Communities	% Change Same Store
Net new orders:
California	219	45	229	55	17%	1,358	50	1,495	63	14%
Arizona	39	6	40	12	95%	274	8	422	15	22%
Texas (1)	63	19	68	27	32%	398	19	506	29	20%
Colorado	28	6	24	7	36%	123	6	184	8	(11%)
Nevada	1	1	(3)	2	(167%)	11	2	37	3	(55%)
Florida	111	24	123	41	54%	728	31	810	45	30%
Carolinas	86	23	58	28	81%	451	24	492	29	11%
Consolidated total	547	124	539	172	41%	3,343	140	3,946	192	16%
Unconsolidated
joint ventures	7	4	26	11	(26%)	174	7	197	12	51%
Discontinued
operations	-	-	2	-	-	3	-	105	2	-
Total (including
joint ventures)	554	128	567	183	40%	3,520	147	4,248	206	16%

	At December 31,
	2009		2008
Backlog ($ in thousands):	Homes	Value	Homes	Value
California	247	$117,536	154	$69,522
Arizona	47	9,686	76	17,083
Texas (1)	109	33,708	130	38,782
Colorado	54	15,587	78	24,017
Nevada	-	-	4	893
Florida	78	15,033	147	30,408
Carolinas	64	16,337	53	12,735
Consolidated total	599	207,887	642	193,440
Unconsolidated joint ventures	9	4,601	26	11,929
Discontinued operations	-	-	1	208
Total (including joint ventures)	608	$212,488	669	$205,577

 __________________
(1)	Texas excludes the San Antonio division, which is classified as a discontinued operation.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are not GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's earnings (loss) for the three months and years ended December 31, 2009 and 2008 to earnings (loss) excluding the after-tax impairment, restructuring, loss on early extinguishment of debt and net deferred tax asset valuation charge (benefit).  We believe this measure is useful to investors as it provides investors with a perspective of the underlying operating performance of the business excluding these charges and provides comparability with the Company’s peer group.
	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(Dollars in thousands)

Net income (loss)	$82,663	$(397,843)	$(13,786)	$(1,233,615)
Add: Impairment charges, net of income taxes	6,917	271,511	43,573	705,960
Add: Restructuring charges, net of income taxes	1,012	10,749	13,838	15,388
Add: Loss on early extinguishment of debt, net of income taxes	2,147	2,666	4,249	15,695
Add: Net deferred tax asset charge (benefit)	(88,787)	124,922	(51,429)	473,627
Net income (loss), as adjusted	$3,952	$12,005	$(3,555)	$(22,945)

The tables set forth below reconcile the Company's homebuilding gross margin percentage for the three months ended December 31, 2009 and 2008, and September 30, 2009, and the years ended December 31, 2009 and 2008, to the gross margin percentage from home sales, excluding housing inventory impairment charges and interest amortized to cost of home sales.  We believe these measures are useful to investors as they provide perspective of the underlying operating performance of the business excluding these charges and provides comparability with the Company’s peer group.

	Three Months Ended
	December 31, 2009	Gross Margin %	December 31, 2008	Gross Margin %	September 30, 2009	Gross Margin %
	(Dollars in thousands)

Homebuilding gross margin	$51,993	15.3%	$(295,787)	(78.6%)	$42,623	13.0%
Less: Land sale revenues	(39,589)		(367)		(57,538)
Add: Cost of land sales	41,939		27,082		65,147
Gross margin from home sales	54,343	18.1%	(269,072)	(71.6%)	50,232	18.6%
Add: Housing inventory impairment charges	6,601		350,338		-
Gross margin from home sales, excluding impairment charges	60,944	20.3%	81,266	21.6%	50,232	18.6%
Add: Capitalized interest included in cost of home sales	19,769	6.6%	28,032	7.5%	15,383	5.7%
Gross margin from home sales, excluding impairment
charges and interest amortized to cost of home sales	$80,713	26.9%	$109,298	29.1%	$65,615	24.3%

	Year Ended December 31,
	2009	Gross Margin %	2008	Gross Margin %
	(Dollars in thousands)

Homebuilding gross margin	$141,822	12.2%	$(696,928)	(45.4%)
Less: Land sale revenues	(105,895)		(13,976)
Add: Cost of land sales	117,517		124,786
Gross margin from home sales	153,444	14.5%	(586,118)	(38.5%)
Add: Housing inventory impairment charges	46,063		827,611
Gross margin from home sales, excluding impairment charges	199,507	18.8%	241,493	15.9%
Add: Capitalized interest included in cost of home sales	67,522	6.4%	83,053	5.4%
Gross margin from home sales, excluding impairment
charges and interest amortized to cost of home sales	$267,029	25.2%	$324,546	21.3%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company’s SG&A rate for the three months ended December 31, 2009 and 2008, and September 30, 2009 and for the years ended December 31, 2009 and 2008, to the SG&A rate excluding land sales and restructuring charges and, for the three months ended December 31, 2009 and 2008, excluding land sales, restructuring charges and compensation expense related to 2009 and 2008 annual bonuses.  We believe these measures are useful to investors as they provide perspective on the underlying operating performance of the business excluding these charges which have had significant swings between the periods presented.

Three Months Ended				Year Ended December 31,
December 31, 2009		December 31, 2008	September 30, 2009	2009	2008
(Dollars in thousands)

Selling, general and administrative expenses	$49,388	$70,007	$43,695	$191,488	$305,480
Less: Restructuring charges	(980)	(13,763)	(1,495)	(19,125)	(19,179)
Selling, general and administrative expenses, excluding
restructuring charges	48,408	56,244	$42,200	$172,363	$286,301
Less: Compensation expense related to 2009 and 2008
annual bonuses	(7,030)	9,513
Selling, general and administrative expenses, excluding
restructuring charges and compensation expense
related to 2009 and 2008 annual bonuses	$41,378	$65,757

SG&A % (excluding land sales and restructuring charges)	16.1%	15.0%	15.6%	16.3%	18.8%
SG&A % (excluding land sales and restructuring charges
and compensation expense related to 2009 and 2008
annual bonuses)	13.8%	17.5%

The table set forth below reconciles the Company’s cash flows from operations to cash flows from operations excluding land purchases and proceeds from land sales.  We believe this measure is useful to investors to provide perspective on underlying cash flow generation excluding swings related to the timing of land purchases and land sales.
	Three Months Ended			Year Ended December 31,
	December 31, 2009	December 31, 2008	September 30, 2009	2009	2008
	(Dollars in thousands)

Cash flows from operations	$100,901	$65,188	$112,572	$411,066	$263,151
Add: Land purchases	35,256	27,847	21,595	64,804	146,967
Less: Land sale proceeds	(39,273)	(1,405)	(56,273)	(103,770)	(15,709)
Cash flows from operations (excluding
land purchases and land sales)	$96,884	$91,630	$77,894	$372,100	$394,409

The table set forth below reconciles the Company’s total consolidated debt to adjusted net homebuilding debt and provides the Company's total debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  We believe that the adjusted net homebuilding debt to total adjusted book capitalization ratio is useful to investors as a measure of the Company’s ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders’ equity.  Adjusted net homebuilding debt excludes indebtedness included in liabilities from inventories not owned, indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents.

	December 31,	September 30,	December 31,
	2009	2009	2008
	(Dollars in thousands)

Total consolidated debt	$1,199,621	$1,490,134	$1,550,092
Less:
Indebtedness included in liabilities from inventories not owned	(1,900)	-	-
Financial services indebtedness	(40,995)	(38,798)	(63,655)
Homebuilding cash	(602,222)	(806,766)	(626,386)
Adjusted net homebuilding debt	554,504	644,570	860,051
Stockholders' equity	435,798	349,591	407,941
Total adjusted book capitalization	$990,302	$994,161	$1,267,992

Total debt to book capitalization	73.4%	81.0%	79.2%

Adjusted net homebuilding debt to total adjusted book capitalization ratio	56.0%	64.8%	67.8%

NOTES TO KEY STATISTICS AND FINANCIAL DATA

(1)	Excludes unconsolidated joint ventures and discontinued operations.
(2)
Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to investors as one measure of the Company’s ability to service debt and obtain financing.  However, it should be noted that Adjusted Homebuilding EBITDA is not a U.S. generally accepted accounting principles (“GAAP”) financial measure.  Due to the significance of the GAAP components excluded, Adjusted Homebuilding EBITDA should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.  For the three months ended December 31, 2009 and 2008 and September 30, 2009, and years ended December 31, 2009 and 2008, EBITDA and Adjusted Homebuilding EBITDA from continuing and discontinued operations was calculated as follows:

	Three Months Ended			Year Ended December 31,
	December 31, 2009	December 31, 2008	September 30, 2009	2009	2008
	(Dollars in thousands)

Net income (loss)	$82,663	$(397,843)	$(23,844)	$(13,786)	$(1,233,615)
Provision (benefit) for income taxes	(96,563)	(47,678)	-	(96,563)	(6,795)
Homebuilding interest amortized to cost of sales and interest expense	39,304	34,537	35,681	134,293	94,452
Homebuilding depreciation and amortization	632	1,149	672	2,839	5,851
Amortization of stock-based compensation	5,605	778	1,651	12,864	11,110
EBITDA	31,641	(409,057)	14,160	39,647	(1,128,997)
Add:
Cash distributions of income from unconsolidated joint ventures	3,139	1,204	-	3,465	1,975
Impairment charges	11,192	420,986	7,814	62,940	1,004,265
(Gain) loss on early extinguishment of debt	3,474	4,356	8,824	6,931	15,695
Less:
Income (loss) from unconsolidated joint ventures	(267)	(21,212)	(1,960)	(4,597)	(150,875)
Income (loss) from financial services subsidiary	242	94	1,009	1,328	(72)
Adjusted Homebuilding EBITDA	$49,471	$38,607	$31,749	$116,252	$43,885

The table set forth below reconciles net cash provided by (used in) operating activities, from continuing and discontinued operations, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			Year Ended December 31,
	December 31, 2009	December 31, 2008	September 30, 2009	2009	2008
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$100,901	$65,188	$112,572	$411,066	$263,151
Add:
Provision (benefit) for income taxes	(96,563)	(47,678)	-	(96,563)	(6,795)
Deferred tax valuation allowance	88,787	(124,922)	(9,278)	51,429	(473,627)
Homebuilding interest amortized to cost of sales and interest expense	39,304	34,537	35,681	134,293	94,452
Excess tax benefits from share-based payment arrangements	297	-	-	297	-
Less:
Income (loss) from financial services subsidiary	242	94	1,009	1,328	(72)
Depreciation and amortization from financial services subsidiary	163	185	169	678	783
Loss on disposal of property and equipment	1,272	1,891	1	2,611	2,792
Net changes in operating assets and liabilities:
Trade and other receivables	(4,976)	(11,823)	(2,191)	(8,440)	(6,408)
Mortgage loans held for sale	(1,702)	2,977	(16,071)	(24,718)	(91,380)
Inventories-owned	(84,537)	(59,784)	(103,969)	(326,062)	(34,567)
Inventories-not owned	1,343	(9,449)	324	2,805	(1,049)
Deferred income taxes	7,775	131,861	9,277	45,133	343,754
Other assets	7,177	25,578	1,997	(109,501)	(142,834)
Accounts payable	965	25,288	(540)	18,554	57,949
Accrued liabilities	(7,623)	9,004	5,126	22,576	44,742
Adjusted Homebuilding EBITDA	$49,471	$38,607	$31,749	$116,252	$43,885

NOTES TO KEY STATISTICS AND FINANCIAL DATA (Continued)

(3)
The pro forma common shares outstanding include the if-converted Series B Preferred Stock.  In addition, this calculation excludes 3.9 million shares as of December 31, 2009 and September 30, 2009, and 7.8 million shares as of December 31, 2008, issued under a share lending agreement related to the Company’s 6% Convertible Senior Subordinated Notes issued on September 28, 2007.  During the 2009 third quarter, 3.9 million of the shares issued under the share lending agreement were returned to the Company.  The Company believes that the pro forma stockholders’ equity per common share information is useful to investors as a measure to determine the book value per common share after giving effect of the issuance of preferred shares assuming full conversion to common stock and excluding shares outstanding under the share lending agreement.  This is a non-GAAP financial measure and due to the significance of items adjusted and excluded from this calculation, such measure should not be considered in isolation or as an alternative to operating performance measures.  The following table reconciles actual common shares outstanding to pro forma common shares outstanding used to calculate pro forma stockholders’ equity per share:

	December 31, 2009		September 30, 2009		December 31, 2008

Actual common shares outstanding		105,293,180		105,119,880		100,624,350
Add: Conversion of preferred shares to common shares		147,812,786		147,812,786		147,812,786
Less: Common shares outstanding under share lending facility		(3,919,904)		(3,919,904)		(7,839,809)
Pro forma common shares outstanding		249,186,062		249,012,762		240,597,327

Stockholders' equity (actual amounts rounded to nearest thousand)		$435,798,000		$349,591,000		$407,941,000
Divided by pro forma common shares outstanding	÷	249,186,062	÷	249,012,762	÷	240,597,327
Pro forma stockholders' equity per common share		$1.75		$1.40		$1.70

(4)
Total debt at December 31, 2009, September 30, 2009 and December 31, 2008 includes $41.0 million, $38.8 million and $63.7 million, respectively, of indebtedness of the Company’s financial services subsidiary, and at December 31, 2009, includes $1.9 million of indebtedness included in liabilities from inventories not owned.